Exhibit 99.1

Revlon Implements Worldwide Organizational Restructuring

Improved Processes and Workflows Enable Significant Cost Reductions

Second Quarter 2009 Outlook Significantly Below Second Quarter 2008

NEW YORK--(BUSINESS WIRE)--May 28, 2009--Revlon, Inc. (NYSE: REV) today announced a worldwide organizational restructuring, rightsizing the organization to reflect the more efficient workflows and processes that the Company has implemented over the last two years. In addition, given the ongoing uncertain economic environment and the potential effect that it could have on net sales, this action will also provide the Company with additional flexibility.

Revlon President and Chief Executive Officer, Alan T. Ennis, stated, “Today’s announcement represents an important, necessary, and logical next step forward for Revlon. Over the past two years, we have built improved and more efficient processes and workflows, which now allow us to take this step to reduce annualized costs by approximately $30 million. This action, which we are implementing immediately, will enable us to become a stronger, more financially sound organization while staying true to our vision of providing glamour, excitement and innovation to consumers through high-quality products at affordable prices. Revlon has incredible talent and capabilities, broad geographic reach, and strong global brands. We will continue the execution of our successful business strategy, namely (i) building and leveraging our strong brands; (ii) improving the execution of our strategies and plans, and providing for continued improvement in our organizational capability through enabling and developing our employees; (iii) continuing to strengthen our international business; (iv) improving our operating profit margins and cash flow; and (v) improving our capital structure.”

Organizational Restructuring

The primary components of the organizational restructuring involve consolidating certain functions; reducing layers of management, where appropriate, to increase accountability and effectiveness; streamlining support functions to reflect the new organizational structure; and further consolidating the Company’s office facilities in New Jersey. The organizational restructuring will result in the elimination of approximately 400 positions worldwide, including approximately 325 current employees and approximately 75 open positions.

Annualized cost reductions from this organizational restructuring are expected to be approximately $30 million, of which approximately $15 million will benefit 2009 results. Restructuring and related charges are expected to be $20 million comprised of $17 million of employee-related costs, including severance and other termination benefits, and $3 million related to the consolidation of the Company’s office facilities in New Jersey. Approximately $17 million of the charges are expected to be recognized in the second quarter of 2009 with the remaining $3 million expected to be recognized in the second half of 2009. All of the charges are expected to be paid out over the 2009 to 2012 period, including $11 million in 2009, $6 million in 2010, and the balance of $3 million to be paid thereafter.

Second Quarter 2009 Outlook

Commenting on the outlook for the second quarter 2009, Mr. Ennis continued “While the mass color cosmetics category in the U.S., according to ACNielsen, continues to grow, the rate of growth has started to slow, and retailers are carefully examining and optimizing inventory levels. Additionally, as communicated in our first quarter earnings release call, first quarter 2009 net sales benefited from higher pipeline shipments of new color cosmetics products, as a result of the timing of shipments and our more extensive new product lineup. As a result of these factors, combined with the unfavorable impact of foreign currency fluctuations and pension expense, not including charges related to our organizational restructuring actions, we anticipate significant negative impact on net sales and profitability in our second quarter 2009 results as compared to the second quarter 2008.”

About Revlon

Revlon is a worldwide cosmetics, hair color, beauty tools, fragrances, skincare, anti-perspirants/deodorants and beauty care products company. The Company’s vision is to provide glamour, excitement and innovation to consumers through high-quality products at affordable prices. Websites featuring current product and promotional information can be reached at www.revlon.com, www.almay.com and www.mitchumman.com. Corporate and investor relations information can be accessed at www.revloninc.com. The Company’s brands, which are sold worldwide, include Revlon®, Almay®, ColorSilk®, Mitchum®, Charlie®, Gatineau® and Ultima II®.

Forward-Looking Statements

Statements made in this press release, which are not historical facts, including statements about the Company's plans, strategies, focus, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company's ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general U.S. or international economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances, conditions, developments or events arising after the issuance of this press release. Such forward-looking statements include, without limitation, the Company's beliefs, expectations and estimates about: (i) our future financial performance, including our expectations that the organizational restructuring will result in annualized cost reductions of approximately $30 million, with approximately $15 million expected to benefit 2009 results; (ii) our plans regarding the implementation of the organizational restructuring and its expected benefits, including that, given the uncertain economic environment and the potential that it could have on net sales, the organizational restructuring will provide us with additional flexibility and enable us to become a stronger, more financially sound organization; (iii) our intent to continue the execution of our business strategy, including, without limitation, improving our operating profit margins and cash flow; (iv) our expectations regarding the amount and timing of the charges and payments related to the organizational restructuring, including that (a) restructuring and related charges are expected to be $20 million comprised of $17 million of employee-related costs, including severance and other termination benefits, and $3 million related to the consolidation of our office facilities in N.J., (b) approximately $17 million of the charges are expected to be recognized in the second quarter of 2009, with the remaining $3 million expected to be recognized in the second half of 2009 and (c) all of the charges are expected to be paid out over the 2009 to 2012 period, including $11 million in 2009, $6 million in 2010, and the balance of $3 million to be paid thereafter; and (v) our outlook for the second quarter of 2009, including that we anticipate significant negative impact on net sales and profitability in our second quarter 2009 results as compared to the second quarter 2008 due to certain factors, including that the rate of growth in the mass color cosmetics category in the U.S., according to ACNielsen, has started to slow, retailers are carefully examining and optimizing inventory levels, our first quarter 2009 net sales benefited from higher pipeline shipments of new color cosmetics products as a result of the timing of shipments and our more extensive new product lineup and the unfavorable impact of foreign currency fluctuations and pension expense, not including charges related to our organizational restructuring actions. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2008 Annual Report on Form 10-K filed with the SEC in February 2009 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC during 2009 (which may be viewed on the SEC's website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including difficulties, delays or the inability of the Company to: (i) achieve our financial performance objectives, including less than anticipated savings from the organizational restructuring and/or changes in the timing of our realizing such savings; (ii) implement our organizational restructuring and/or realize its anticipated benefits, such as difficulties with, delays in or our inability to become a stronger, more financially sound organization; (iii) continue the execution of our business strategy, such as our inability to improve our operating profit margins and/or cash flow, such as due to less than anticipated shipments, including due to less than anticipated sales of our products as a result of consumer response to worldwide economic conditions, greater than expected volatility in the retail sales environment, less than anticipated acceptance of our new products by consumers and/or retail customers, more than anticipated product returns, as well as actions by our retail customers impacting our sales, including in response to any decreased consumer spending in response to U.S. and/or international economic conditions or weakness in the category, retailer inventory management, retailer space reconfigurations and/or reductions in retailer display space, changes in consumer preferences, such as reduced demand for our products, changes in consumer purchasing habits, including with respect to shopping channels, changes in the competitive environment and actions by our competitors, including business combinations, technological breakthroughs, new products offerings, promotional spending and/or marketing and promotional successes, higher than anticipated pension expense and/or cash contributions and/or a more than expected adverse impact on our financial results and/or financial condition arising from foreign currency fluctuations and/or less than anticipated savings from our ongoing cost controls; (iv) higher than anticipated restructuring and related charges and/or payments and/or changes in the expected timing of such charges and/or payments; and/or (v) unanticipated events or other factors that could result in a greater than expected negative impact, or an unexpected favorable impact, on our second quarter 2009 net sales and/or profitability as compared to the second quarter 2008. Factors other than those listed above could also cause the Company's results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company's websites or other websites referenced in this press release shall not be incorporated by reference into this release.

CONTACT:
Revlon, Inc.
Investor Relations & Media:
Abbe F. Goldstein, CFA, 212-527-6465